UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2008

SYMMETRY MEDICAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-116038	35-1996126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3724 N State Road 15, Warsaw, Indiana 46582

(Address of Principal executive offices, including Zip Code)

(574) 268-2252

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On March 27, 2008, the Company and Wachovia Bank, National Association, as Administrative Agent, entered into a Second Amendment and Waiver to the Amended and Restated Credit Agreement (“Second Amendment”) for purposes of amending events of default under the Waiver relating to Sheffield Accounting Irregularities and the Company’s filing deadlines.  A copy of the Second Amendment is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filing dated April 2, 2008.

On April 14, 2008, the Company notified its Administrative Agent that the filing of its Annual Report on Form 10-K would be extended beyond the April 14, 2008 target date; certain other financial statements as required by the Credit Agreement would be provided beyond the time established by the Credit Agreement; and professional fees incurred in connection with the Sheffield Accounting Irregularities would cause the Company to be unable to comply with a financial covenant of the Credit Agreement.  The Administrative Agent, for the Company’s lenders, informed the Company that an event of default occurred due to these circumstances.  Under the circumstances, the Administrative Agent had the right to accelerate the financial obligations of the Company under the Credit Agreement, but did not.

On April 22, 2008, the Company and Wachovia Bank, National Association, as Administrative Agent, entered into a Third Amendment and Waiver to Amended and Restated Credit Agreement (“Third Amendment”) for the purpose of waiving the described defaults.

A copy of the Third Amendment is being furnished as Exhibit 10.1.

Item 9.01              Financial Statements and Exhibits.

(d)                              Exhibits

10.1                     Third Amendment and Waiver to Amended and Restated Credit Agreement, executed April 22, 2008, among Symmetry Medical Inc., as Borrower and Wachovia Bank, National Association, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symmetry Medical Inc.

/s/ Fred L. Hite
Date: April 22, 2008	Name:	Fred L. Hite
	Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment and Waiver to Amended and Restated Credit Agreement, executed April 22, 2008, among Symmetry Medical Inc., as Borrower and Wachovia Bank, National Association, as Administrative Agent.

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